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                                                                    EXHIBIT 10.1

                        FIFTH AMENDMENT TO MASTER CREDIT
                             AND SECURITY AGREEMENT

     This Fifth Amendment to Master Credit and Security Agreement is made and entered into as of June __, 1999, by and between First American National Bank, a national banking association, with its principal place of business at First American Center, Nashville, Tennessee, 37237 (hereinafter referred to as "First American"), in its capacity as the lender under the Working Capital Line and as Administrative Agent, GMAC Commercial Mortgage Corporation, with offices for purposes of this Agreement at 2200 Woodcrest Place, Suite 305, Birmingham, Alabama, 35209 (hereinafter referred to as "GMAC"), in its capacity as the lender under the Acquisition Line (First American and GMAC are sometimes referred to individually herein as "Lender", and collectively herein as the "Lenders"), Advocat Inc., a Delaware corporation (hereinafter referred to as "Advocat"), Diversicare Management Services Co. (the "Borrower"), a Tennessee corporation and wholly-owned subsidiary of Advocat, Advocat Finance, Inc. ("AFI"), a Delaware corporation and wholly-owned subsidiary of the Borrower, Diversicare Leasing Corp. ("DLC"), a Tennessee corporation and wholly-owned subsidiary of AFI, Advocat Ancillary Services, Inc. ("AAS"), a Tennessee corporation and wholly-owned subsidiary of the Borrower, Diversicare Canada Management Services Co., Inc. ("DCMS"), a corporation organized under the laws of Canada and wholly-owned subsidiary of DLC, Diversicare General Partner, Inc. ("DGP"), a Texas corporation and wholly-owned subsidiary of DLC, First American Health Care, Inc. ("FAHC"), an Alabama corporation and wholly-owned subsidiary of DLC, Diversicare Leasing Corp. of Alabama ("DLCA"), an Alabama corporation and wholly-owned subsidiary of DLC, and Advocat Distribution Services, Inc. ("ADS"), a Tennessee corporation and wholly-owned subsidiary of the Borrower (DLC, AAS, DCMS, DGP, FAHC, ADS, DLCA and AFI, together with any other subsidiaries of Advocat (or any Subsidiary) formed or acquired after the date hereof, are sometimes hereinafter referred to collectively as the "Subsidiaries"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of a Master Credit and Security Agreement dated as of December 27, 1996 (the "Loan Agreement"), by and between the Lenders, Advocat, the Borrower and the Subsidiaries, the Lenders agreed to loan to the Borrower, Advocat and the Subsidiaries sums not to exceed $50,000,000, including a $10,000,000 Working Capital Line to be funded by First American (capitalized terms not otherwise defined herein shall have meanings ascribed to such terms in the Loan Agreement); and,

     WHEREAS, at Borrower's request, First American has provided a temporary increase in the Working Capital Line in the amount of $4,000,000 (the "Overline Facility"); and,

     WHEREAS, Diversicare Assisted Living Services, Inc. is a Tennessee corporation ("DALS"), and a wholly-owned subsidiary of AFI, and together with the Borrower formed Diversicare Assisted Living Services NC, LLC ("DALSNC"), a Tennessee limited liability company, which owns or leases certain assisted living facilities in North Carolina as described in Exhibit A attached hereto (the "North Carolina Facilities"); and


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     WHEREAS, GMAC has committed to finance the portion of the North Carolina
Facilities owned by DALSNC, provided GMAC has requested that DALSNC convey the facilities to Diversicare Assisted Living Services NC I, LLC ("DALSNC I") and Diversicare Assisted Living Services NC II, LLC ("DALSNC II"), which will in turn pledge such facilities to GMAC as collateral for the GMAC loan; and

     WHEREAS, pursuant to the Loan Agreement, DALS, DALSNC, DALSNC I and DALNC II will join in the Loan Agreement as subsidiaries and will pledge to First American, as collateral security for the Working Capital Line, certain assets of such entities; and

     WHEREAS, Lenders have agreed to modify certain formal covenants contained in the Loan Agreement,

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Joinder of Entities. DALS, DALSNC, DALSNC I and DALSNC II hereby join in the Loan Agreement as Subsidiaries and Guarantors of the Working Capital Line. As part of the Collateral securing the Working Capital Line, DALS, DALSNC, DALSNC I and DALSNC II hereby join in Section 4.1 of the Loan Agreement as Pledgors, and hereby, jointly and severally, collaterally assign and grant to First American, as collateral security for the Working Capital Line, a security interest in all items of Collateral described in Section 4.1(a), including without limitation all accounts receivable, equipment, furnishings and furniture, general intangibles, inventory, and all proceeds thereof, as more specifically set forth in Section 4.1(a)(i) through (v). In addition, such entities agree to execute Guaranty Agreements as required by the Lenders, to evidence such entities' guaranty obligations under the Loan Agreement. Such entities shall also execute such additional documents and instruments, including without limitation UCC-1 Financing Statements, in order to perfect the security interest of the Lenders and the Collateral as described herein.

     2. Financial Covenants. Section 5.6 of the Loan Agreement is hereby deleted and the following is substituted as a new Section 5.6:

          5.6 Financial Covenants. The Borrower, Advocat and the other Guarantors shall comply with the following financial covenants, on a consolidated basis:

     A. Maintain a Current Ratio of not less than 1.25 to 1 at all times. For purposes of calculating the Current Ratio the following debt will be excluded from Current Maturities of Long Term Debt:

               (a)  the principal balance outstanding under the Acquisition
               Line;

               (b) Principal balance outstanding under the Working Capital Line or the Overline Facility;


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                  (c)     Principal balance outstanding under the Bridge Loan
                  Facility made available by First American and AmSouth Bank, which remains outstanding following the closing of the new GMAC financing of the North Carolina Facilities.

     In addition, Current Liabilities will include assumed amortization of five percent (5%) of the outstanding principal balance under the Acquisition Line.

     B.   Maintain a ratio of Adjusted Funded Debt to EBITDAR of not more than
          8.00 to 1 through December 30, 1999, and 7.50 to 1 on December 31, 1999 and thereafter. In addition, for purposes of calculating EBITDAR, to the extent taken in a quarter included in the calculation of the ratio, EBITDAR will include (i) non-recurring charges as quantified in the December 31, 1998 audited statement of operations and defined in Note 16 of the December 31, 1998 audit report, and (ii) a non-recurring charge of $433,440 taken in the first quarter of fiscal year 1999 related to an accounting change (SOP98-5).

     C. Maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 through December 30, 1999, and 1.05 to 1.00 on December 31, 1999, and thereafter. For purposes of calculating this ratio, the following debt will be excluded from Current Maturities of Long Term Debt:

                  (a) The principal balance outstanding under the Acquisition Line;

                  (b) Principal balance outstanding under the Working Capital Line or the Overline Facility;

                  (c) Principal balance outstanding under the Bridge Loan Facility made available by First American and AmSouth Bank, which remains outstanding following the closing of the new GMAC financing of the North Carolina Facilities.

          In addition, Current Maturities of Long Term Debt will include assumed amortization of five percent (5%) of the outstanding principal balance under the Acquisition Line.

     D. Maintain a Tangible Net Worth of not less than $24,000,000 as of the date hereof. Such minimum Tangible Net Worth shall increase (but shall not decrease) thereafter on a quarterly basis by a minimum of 75% of quarterly net income (beginning with fiscal quarter ended June 30, 1999), plus 100% of any addition to Borrowers' Stockholders Equity.

     3. Waiver of Defaults. Borrower acknowledges that Borrower is in Default due to noncompliance with Sections 5.6(a), (b), and (c) as of March 31, 1999. Subject to the terms of this Amendment, Lenders hereby waive the existing Defaults described above. The foregoing waiver by


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the Lenders is limited to the specific Defaults described in this Section, and shall not be deemed to be a waiver of any other Default under the Loan
Agreement.

     4. Fees and Expenses. In consideration for the agreements of First American and GMAC hereunder, and the consent of AmSouth Bank, N.A. to the new GMAC loan to be secured by the North Carolina Facilities, Borrower shall pay to First American, GMAC and AmSouth Bank, N.A. a fee of $3,500.00 each, which shall be due and payable upon execution of this Agreement. Borrower shall also pay all reasonable costs and expenses incurred by First American in connection with the transactions contemplated herein.

     5. Guarantors. The Guarantors have joined in this Agreement for purposes of consenting to this Amendment.

     6. Consent of GMAC. To the extent required by the Loan Agreement, GMAC has executed this Agreement for purposes of consenting to the terms of this Fifth Amendment.

     7. Restatement and Ratification. The Borrower, Advocat and the subsidiaries hereby restate and ratify all of the representations and warranties contained in the Loan Agreement, as of the date hereof, and each hereby acknowledge and confirm that the terms and conditions of the Loan Agreement, as amended hereby, remain in full force and effect.

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